Exhibit 3.54

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “TISHMAN CONSTRUCTION CORPORATION OF NEW YORK”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JUNE, A.D. 1998, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State

	AUTHENTICATION:	9167432
0910967 8100
	DATE:	06-29-98
981250908

CERTIFICATE OF INCORPORATION

OF

TISHMAN CONSTRUCTION CORPORATION OF NEW YORK

* * * * * *

ARTICLE I

The name of the corporation (the “Corporation”) is: Tishman Construction Corporation of New York:

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, in the State of Delaware. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total authorized capital stock of the Corporation shall be one thousand (1,000) shares of Common Stock, no par value.

ARTICLE V

The name and mailing address of the incorporator is as follows:

Erin Connolly Kohler

Willkie Farr & Gallagher

787 Seventh Avenue

New York, New York 10C19-6099

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.

ARTICLE VIII

Elections of directors need not be by written ballot.

ARTICLE IX

The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

The indemnification and other rights set forth in this Article shall not be exclusive of any provisions with respect thereto in the Bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

Neither the amendment nor repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

ARTICLE X

No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he:

(i)             shall have breached his duty of loyalty to the Corporation or its stockholders;

(ii)            shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii)           shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(iv)          shall have derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this

Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true and, accordingly, has hereunto set her hand this 26th day of June, 1998.

/s/ Erin Connolly Kohler
Erin Connolly Kohler
Incorporator